1 EARNINGS PRESENTATION 3Q 2021 N o v e m b e r 4 t h , 2 0 2 1

2 DISCLAIMER This presentation may contain forward-looking statements within the meaning of the federal securities laws, including statements related to our digital transformation. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the duration and severity of the current novel coronavirus (COVID-19) pandemic, and its impact on the global market, economic and environmental conditions generally and in the digital and communications technology, wellness infrastructure and hospitality real estate, other commercial real estate equity and debt, and investment management sectors; the effect of COVID-19 on the Company's operating cash flows, debt service obligations and covenants, liquidity position and valuations of its real estate investments; whether we will successfully execute our strategic transformation to become a digital infrastructure and real estate focused company within the timeframe contemplated or at all, and the impact of such transformation on the Company's legacy portfolios and assets, including whether such transformation will be consistent with the Company’s REIT status; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the Company's ability to complete anticipated monetizations of non-core assets within the timeframe and on the terms contemplated, if at all; the impact of the completion of the sale of the Company's hospitality portfolios and whether we will realize the anticipated benefits of our exit from our hospitality business; the impact of completed or anticipated initiatives related to our digital transformation, including the strategic investment by Wafra and the formation of certain other investment management platforms, on our company's growth and earnings profile; whether we will realize any of the anticipated benefits of our strategic partnership with Wafra, including whether Wafra will make additional investments in our Digital Other and Digital Operating segments; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital industry effectively; the ability to realize anticipated strategic and financial benefits from terminating the management agreement with Brightspire Capital, Inc. (NYSE:BRSP; formerly, Colony Credit Real Estate, Inc. or CLNC); the impact to our business operations and financial condition of realized or anticipated compensation and administrative savings through cost reduction programs; our ability to redeploy any proceeds received from the sale of our non-digital or other legacy assets within the timeframe and manner contemplated or at all; our business and investment strategy, including the ability of the businesses in which we have a significant investment (such as BRSP) to execute their business strategies; BRSP's trading price and its impact on the carrying value of the Company's investment in BRSP; performance of our investments relative to our expectations and the impact on our actual return on invested equity; our ability to grow our business by raising capital for the companies that we manage; our ability to deploy capital into new investments consistent with our digital business strategies, including the earnings profile of such new investments; the impact of adverse conditions affecting a specific asset class in which we have investments; the availability of, and competition for, attractive investment opportunities; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our ability to satisfy and manage our capital requirements; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; stability of the capital structure of our wellness infrastructure portfolio and remaining hospitality portfolio; changes in interest rates and the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our levels of leverage; adverse domestic or international economic conditions, including those resulting from the COVID-19 pandemic, and the impact on the commercial real estate or real-estate related sectors; the impact of legislative, regulatory and competitive changes; actions, initiatives and policies of the U.S. and non-U.S. governments and changes to U.S. or non-U.S. government policies and the execution and impact of these actions, initiatives and policies; whether we will maintain our qualification as a real estate investment trust for U.S. federal income tax purposes and our ability to do so; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended; changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; our understanding of our competition, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, each under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Company is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so. This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. The Company has not independently verified such statistics or data. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially.

3 AGENDA 1. 3Q Highlights 2. Financial Results 3. Executing the Digital Playbook 4. Key Takeaways 5. Q&A

4 1 3Q HIGHLIGHTS

CORPORATE UPDATE – FINISH THE MISSION

Relaunched DigitalBridge last quarter as a leading global digital infrastructure firm; with the recently announced sale of the wellness business, new management will have successfully rotated over $73B in AUM 'from diversified to digital' in less than three years

THE TRANSITION *(2019-2021)*

New management has led a significant transformation aligning the company with powerful secular tailwinds supporting the growth in global connectivity

- Hospitality Real Estate
- Industrial Real Estate
- Healthcare Real Estate
- BrightSpire Management
- Other Equity and Debt
- Legacy Invest. Management

SOLD(1)

-$33B
LEGACY AUM



Invest in Digital
$73+
Billion
Harvest Legacy

ASSET ROTATION

+$40B
DIGITAL AUM

DigitalBridge is the Infrastructure Partner to the Digital Economy

DIGITALBRIDGE

DATABANK · aptum · boingo · VANTAGE · Wildstone · edgepoint · zayo · VANTAGE TOWERS · LANDMARK DIVIDEND · extenet · SCALA · MTP · VANTAGE DATA CENTERS · verticalbridge · AtlasEdge · HIGHLINE · DIGITA · atp · beanfield · FreshWave Group

Corporate Capitalization



$7B
Debt
$1B

Corporate Governance



- New Management
- New Board
- Digital & Diverse

DIGITALBRIDGE

(1) Other Equity and Debt & Healthcare segments are currently under contract and expected to close 4Q21 and 1Q22, respectively

5

DBRG STRATEGIC ROADMAP…NOW ENTERING STAGE II

With the transition complete, DBRG is set to 'play offense', focused on driving continued growth in Digital IM platform through new offerings and The Acceleration of Digital Operating earnings from balance sheet redeployment into digital

Stage I
The Transition *(2019-2021)*

YOU ARE HERE

Stage II
The Acceleration *(2021-2023)*

PROMISES MADE – PROMISES KEPT

SOLD(1)

Hospitality Real Estate	Industrial Real Estate
Healthcare Real Estate	BrightSpire Management
Other Equity and Debt	Legacy Invest. Management

Digital Firepower

$2B Capital

Investment Management

2021 FRE
$95-100M

Grow FEEUM via new offerings

2023 FRE
$110-140M

FEEUM

Flagship
Broader/Deeper Offerings

- Identify new platform opportunities that benefit from DBRG platform
- Invest in existing portfolio to build value

Digital Operating

2021 Adjusted EBITDA
$55-60M

Deploy Balance Sheet Capital

2023 Adjusted EBITDA
$175-225M

Capital Deployment Into Stable Mature Yield-focused Assets

1. Support existing Data Center platforms
   - Vantage SDC/DataBank
2. Developed Market Cell Tower Assets
3. Develop Market Wholesale/Dark Fiber Assets

(1) Other Equity and Debt & Healthcare segments are currently under contract and expected to close 4Q21 and 1Q22, respectively

DIGITALBRIDGE 6

CAPITAL FORMATION UPDATE… DCP II RAISES HARD CAP

DigitalBridge is the **partner of choice** to institutional investors looking to build exposure to resilient, growing digital infrastructure asset class

DCP II Commitments Reached $8.1 Billion

- +$1.5B of new commitments since last quarter report
- Exceeds original $6.0 billion target by 35%
- ~2x the size of DCP I; raised in less than 2 years
- Drives total FEEUM past YE2021 target of $17B

- Strong participation from existing DCP I investors and industry-leading new logos; 4 of the 5 largest global infra investors are LPs
- Extended hard cap to $8.6B to meet investor interest; fundraising on track to be completed by end of 2021
- Over $4.5 billion committed across 8 new platform investments in the Americas, Europe & Asia



$8.6B
Updated Cap
$8.1B
~2x
Target
$6.0B
Fund Total
Commitments
$4.1B
CURRENT COMMITMENTS
DCP I
2019
DCP II
2021

Original Target: **$6.0B**

Raised: **$8.1B**

Updated Hard Cap: **$8.6B**

Committed: **50%+**

Regions: **Americas, Europe, Asia**

LARGEST DEDICATED DIGITAL INFRASTRUCTURE INVESTMENT PLATFORM

DIGITALBRIDGE

7

8 CAPITAL FORMATION UPDATE…PROGRESS DRIVES GUIDANCE HIGHER Excellent fundraising momentum from DCP II and co-invest drive total FEEUM past YE 2021 target of $17B Note: Individual components of graph are not to scale (1) Includes ~$1.2B raised subsequent to 9/30/21 •Former the original base for growth $8.1B passed ($6B) 2019 2021 Digital Bridge Holdings (DBH) DCP II Q2 Co-Invest Q3 DCP I $17.2B+(1) 1Q AHEAD OF SCHEDULE $17B 2021 Y/E TARGET RECENT CO-INVEST CONTRIBUTION Key DBRG Benefits  Boosts our firepower  Generates incremental fee and carry Largest private Tower Operator In the U.S., 8,000+ Macros, 330K leasing sites Largest private Hyperscale Data Center Platform operating in Brazil, Chile and Mexico As the ‘partner of choice’ to institutional capital one of our important commitments to investors is access to unique co-invest opportunities  Increasing Digital IM earnings guidance by 5% Credit Liquid NEW STRATEGIES EARNINGS GUIDANCE INCREASE IM F EE UM Co-Invest Programs Higher FEEUM  Higher Revenue  Higher Earnings Digital IM Algorithm Top largest independent tower operator in Brazil, 1,300 + sites nationwide

CAPITAL FORMATION UPDATE…EXTEND OUR SECTOR LEADERSHIP

As digital infrastructure emerges as its own asset class, the **DBRG** investible universe is getting bigger. As the pioneer and dedicated specialist in our sector, DigitalBridge is poised to create new offerings

SCALING THE LEADING DIGITAL INVESTMENT MANAGEMENT PLATFORM

A Focus on New and Emerging Strategies

Private Credit

- Experienced, 7-person team in place
- Deployed ~$120M of capital from balance sheet to seed investments that will be contributed to fund/credit products
- Focus on capital formation in 2022

Liquid Strategies

- $600M+ in FEEUM across two strategies, long-only and hedged
- Significant additional capacity

Exploring logical extensions 'in either direction'

- Core – opportunity in longer-duration, strategic assets
- Ventures – leverage our ecosystem as networks are increasing software-defined



3Q PF FEEUM
$17.2B
+34% YTD
FLAGSHIP
DCP I/DCP II
Broader/Deeper Offerings
...Extend the Base
Liquid
Credit
Core/
Strategic
Ventures
Co-Invest
Future Offerings...TBD

WE WILL LAY OUT OUR VISION AND NEW GOALS NEXT QUARTER AS WE CONTINUE TO EXTEND OUR FRANCHISE

DIGITALBRIDGE

9

PORTFOLIO ACTIVITY UPDATE…CONTINUING TO SCALE OUR PLATFORMS

Our investor-operator model allows us to quickly transform and scale DBRG portfolio companies. During 3Q we continued to grow our digital asset base, reaching over $40B in assets with several key bolt-on acquisitions.

INVESTMENT MANAGEMENT – (DCP II)

June 2021

PCCW Data Centers + Agile Data Centers

DBRG acquired leading Hong Kong-based data center business with significant expansion capacity

Asia Pacific hyperscale platform

September 2021

Vantage Data Centers APAC

Vantage Data Centers Expands Into Asia, with acquisitions of Agile Data Centers and PCCW data centers, bringing assets in Tokyo, Osaka, Melbourne, Hong Kong and Kuala Lumpur

August 2021

verticalbridge

DigitalBridge IM, announced acquisition of controlling stake in Vertical Bridge, largest private tower operator in U.S., 8,000+ macros

AtlasEdge

June 2021

DBRG and Liberty Global launch JV to develop edge data center platform in Europe, Atlas Edge

October 2021

AtlasEdge Increases to 100+ sites with Acquisition of twelve Colocation Sites from Colt Data Centre Services edgepoint

June 2021

DBRG launched tower platform in Southeast Asia - EdgePoint

September 2021

EdgePoint reaches a 10,000+ site portfolio across Indonesia and Malaysia superloop

October 2021

DigitalBridge and Columbia Capital to acquire fiber assets in Singapore and Hong Kong from Superloop

DIGITAL OPERATING

September 2021

Vantage Data Centers SDC

DigitalBridge announced expansion of Vantage SDC Platform with the acquisition of CA22

$21B AUM & $8B FEEUM in 1Q20 grows to $40B AUM & $17B FEEUM

DIGITALBRIDGE
10

11 CORPORATE ACTIVITY UPDATE Wellness Infrastructure Sale – Overview  In Sep 2021, DBRG reached an agreement to sell final legacy business, Wellness Infrastructure, for $3.2 billion  Transaction will generate net value of $316 million to DBRG and transfer $294 million of subsidiary-level debt, generating total value in line with DBRG carrying values  When transaction closes in 1Q22, the rotation ‘from diversified to digital’ will be complete and $2.4 billion of ‘at-share’ investment-level debt goes away Wellness Sale to Significantly Decrease Debt TOTAL DEBT (DBRG Share) Vantage SDC Acquisition – CA22  In September 2021, Vantage SDC closed on the acquisition of CA22, a 24MW hyperscale data center adjacent to SDC’s fully owned CA21  $539M transaction value, funded through existing and new Vantage SDC debt facilities and cash-on-hand  Extends Vantage SDC’s footprint to 13 stabilized hyperscale data centers across North America and expands capacity by 14% to 177MW Existing Vantage SDC 6/30/20 Hotel Sale Other Equity & Debt Sale Wellness Infra Sale Digital Op & Securitization 9/30/21 PF Acquired (1) 6/30/20 Total Debt shown net of temporary revolver draw of $400M (1)

12 2 FINANCIAL RESULTS

SUMMARY FINANCIAL OVERVIEW

DigitalBridge revenue and earnings growth in core digital segments has been rapid over the past two years driven by:

- Strong capital formation momentum in Digital IM
- Growth in Digital Operating driven by new acquisitions and organic growth

Beginning in 3Q21, DBRG is introducing AFFO as a key measure:

- During 3Q21, AFFO was $0.7M net of maintenance capital expenditures of $1.3M, which was above our anticipated normalized spend expected to average less than 3% of Monthly Recurring Revenue ("MRR")

TOTAL COMPANY DIGITALBRIDGE	3Q20	2Q21	3Q21	Y/Y%
Consolidated Revenues	**$123.0**	**$237.2**	**$252.2**	**+105%**
DBRG OP Share of Revenues	***$33.6***	***$66.7***	***$73.6***	***+119%***
Adjusted EBITDA (DBRG OP Share)	**$(5.5)**	**$15.4**	**$17.6**	**N/M**
CFFO	**($30.7)**	**($4.8)**	**$2.0**	**N/M**
Per Share	*($0.06)*	*($0.01)*	*$0.00*	N/M
Net Income (DBRG Shareholder)	**($205.8)**	**($141.3)**	**$41.0**	**N/M**
Per Share	*($0.44)*	*($0.29)*	*$0.08*	N/M
Digital AUM ($B)	**$23.3**	**$34.9**	**$37.8**	**+63%**
DIGITAL INVESTMENT MANAGEMENT (IM)				
Consolidated Revenues	$20.4	$46.9	$53.8	+164%
DBRG OP Share of Revenues	*$14.1*	*$33.4*	*$37.0*	*+163%*
DBRG OP Share of FRE	*$6.3*	*$17.4*	*$20.7*	*+229%*
DIGITAL OPERATING				
Consolidated Revenues	$98.5	$189.1	$195.0	+98%
DBRG OP Share of Revenues	*$15.6*	*$32.6*	*$33.8*	*+116%*
DBRG OP Share of Adjusted EBITDA	*$6.9*	*$13.8*	*$13.6*	*+97%*

DIGITALBRIDGE NOTE: All $ in millions except per share & AUM

13

14 $9 $26 $20 $46 $82 $84 $54 $108 $115 3Q20 2Q21 3Q21 Digital IM - Run Rate Digital OperatingDigital IM - 1x Items $20 $39 $42 $99 $189 $200 $119 $236 $254 3Q20 2Q21 3Q21 Digital IM - Run Rate Digital OperatingDigital IM - 1x Items DIGITAL EARNINGS SUMMARY Consolidated Digital FRE / Adjusted EBITDA(1)Consolidated Digital Revenues(1) (1) Includes Digital Operating and Digital Investment Management segments. Excludes Corporate and Other segment. (2) 3Q21 Digital Operating results pro-forma for Vantage’s CA22 acquisition, which closed at the end of September 2021. Digital IM includes $11.7M and $8.1M in 3Q21 and 2Q21, respectively, of catch-up fees earned during 2Q21, which are customary fees paid on newly raised 3rd party capital as if it were raised on the first closing date. ($ in millions) ($ in millions) Y/Y 69% 69% 69% 16% 17% 17% DBRG % Digital IM Digital Operating 69% 69% 69% 15% 16% 16% Core Digital Revenues increased to $249M in 3Q21, driven by new fees raised by DCP II and higher installation revenues, and is pro-forma $254M for Vantage’s CA-22 acquisition Consolidated Digital FRE / Adjusted EBITDA increased to $112M during 3Q21, also led by new DCP II fees, and is pro-forma $115M for Vantage’s CA-22 acquisition Y/Y 2 2 $18 $31$47 $54

15 $76M $79M $85M $100M $124M $137M $155M $40M $38M $40M $41M $62M $70M $79M 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Annualized Revenue Annualized FRE $36M $34M $62M $84M $131M $131M $138M $13M $13M $28M $39M $56M $55M $56M 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Annualized Revenue Annualized EBITDA STABILIZED GROWTH Digital IM and Digital Operating divisions have continued to grow consistently with ‘lower left to upper right trajectory’ Driven primarily by strong fundraising in the DCP and Co-Investment vehicles, annualized revenue in the IM segment has grown consistently since 1Q20 Continued strong bookings and low churn offset by unfavorable power margin due to unusual short term weather conditions. CONSOLIDATED INCLUDES 31.5% MINORITY INTEREST EXCLUDES 1X ITEMS DBRG SHARE 100% ATTRIBUTABLE TO DBRG Investment Management Digital Operating 1 (1) 3Q21 Digital Operating results includes annualized impact of CA22 acquisition, completed in September 2021

16 $140M $500M $600M $60M $225M $275M $54M $130M $400M $500M $23M $55M $175M $225M 2020 2021E 2023E 2025E $170M $230M $300M $100M $140M $200M $84M $165M $180M $240M $33M $95M $110M $140M 2020 2021E 2023E 2025E Digital IM revenue and Fee Related Earnings (FRE) projected to continue growth as DBRG expands the magnitude and scope of its investment products – Full Stack Digital Infra Manager Significant growth to 2023 targets achieved through  Re-deployment of $1.5B capital from legacy monetizations  Organic growth and bolt-on acquisitions at existing platforms Digital Operating Revenue (1) CAGR growth calculated based on mid-point estimates on FRE and Operating EBITDA Digital IM Fee Revenue Digital IM FRE Digital Operating Adj. EBITDA TWO EARNINGS STREAMS GENERATING STRONG GROWTH Digital Investment Management Digital Operating RA N G E RA N G E RA N GE RA N GE RA N GE RA N GE RA N G E RA N G E 13% CAGR(1) +2x YoY 15% CAGR (1) +1.5x YoY 87% CAGR (1) 44% CAGR (1) CONSOLIDATED INCLUDES 31.5% MINORITY INTEREST DBRG SHARE 100% ATTRIBUTABLE TO DBRG

STRATEGIC PRIORITY - LOWERING OUR COST OF CAPITAL

Successful rotation to digital has enabled the conditions for DBRG management to advance a key strategic priority...lowering our cost of capital. We are progressing initiatives to advance this important, tangible objective

CORPORATE

- **Preferred Stock:** During 3Q, DBRG redeemed $150M high-cost preferred stock, with avg coupon of 7.3%
  - Funded by cash from new securitized notes with 3.9% coupon, net savings of over 340 bps. Generates annual net cash savings of over $5M
- **Exchangeable Notes:** DBRG recently conducted an early exchange of ~$44M of its 2025 5.75% convertible notes
  - Exchange saves ~$2.5M of cash interest annually and represents savings to future cash payments relative to original terms

	Basis	Net Annual Savings
Preferred Stock	$150M	$5.1M[1]
Exchangeable Notes	$44M	$2.5M
Total	**$194M**	**$7.6M**

WE ARE JUST GETTING STARTED

(1) Net savings on $150M of preferred equity redemptions against the cost of term securitization notes

INVESTMENT-LEVEL

- **Databank:** In October, Databank completed its 2nd securitization of 2021, issuing $332M primarily A- notes at an all-in rate of 2.43%
  - Brings Databank's weighted average interest rate to **~2.4%**
- **Vantage:** In November, Vantage priced $530M of 5-year class A securitized notes at an all-in rate of **2.17%**
  - Transaction completed at Vantage's tightest ever spread, reflecting the markets growing appetite for Hyperscale Data Center ABS issuances
  - Brings Vantage's weighted average interest rate to **~2.5%**

	DATABANK	VANTAGE DATA CENTERS SDC
Size	$332 million	$530 million
Rating	Primarily A-	A-
Rate / Tenor	2.43% / 5 years	2.17% / 5 years
Issuance	October 2021	November 2021

DIGITALBRIDGE

17

18 3 EXECUTING THE DIGITAL PLAYBOOK

19 Global and regional hyperscale, cloud, and enterprises increasingly need a partner with a Pan-European Footprint 0 1 2 3 4 5 2.5 billion GSMA ME Europe 2021 4.3 billion CONNECTED DEVICE GROWTH 2020 2025 0 2 4 6 8 10 12 14 16 18 TRAFFIC GROWTH (Exabytes per month) 4x GROWTH 2019 2020 2025 THE EUROPEAN EDGE OPPORTUNITY With European mobile data traffic projected to grow 4x over the next 5 years and new emerging use cases that favor or require localized, ultra-low latency digital infrastructure, AtlasEdge is poised to capture growth in the edge market NEXT WAVE OF CONNECTIVITY Latency sensitive apps push data and compute closer to the end user 1.7x GROWTH Extending the cloud from the Core to the Edge

ATLASEDGE – EUROPE'S NEXT-GEN EDGE PLATFORM

In May, DigitalBridge partnered with Liberty Global to launch AtlasEdge, a new European edge infrastructure platform. Less than 6 months later, DBRG's ability to rapidly transform and scale our portfolio companies is already on display

BACKGROUND

- **New edge infrastructure platform** built to serve the growing demand from cloud providers, streaming services and enterprises for high-performance, scalable and secure edge facilities
- AtlasEdge's **highly inter-connected, scaled** data center infrastructure can distribute low-latency applications and services such as 5G, gaming, IOT and edge compute.
- AtlasEdge is already the leading European edge data center provider with over 100+ owned facilities and a **significant growth and consolidation opportunity ahead**

The DBRG business building skills are already in full effect, helping AtlasEdge scale rapidly

DIGITALBRIDGE

Key Partnerships	Key Management	Key Acquisitions
Liberty Global, Zayo, Digital Realty	Interxion, Google, Liberty Global, CBRE, Digital Realty	colt Data Centre Services First Strategic Acquisition

PAN EUROPEAN FOOTPRINT

Extensive footprint with unique access to **11 European countries**, broadly covering Western Europe with a low latency network



Coverage Area

DIGITALBRIDGE

20

KEY PARTNERSHIPS – DBRG STRATEGIC DEVELOPMENT AT WORK

AtlasEdge DATA CENTRES

DigitalBridge's deep network of industry relationships allowed DBRG to source, develop and execute this proprietary strategy on a rapid time scale, effectively 'standing up' AtlasEdge in less than six months

- May 2021 - Long standing relationship with Liberty Global formed basis for founding partnership to launch innovative business
- Oct 2021 - Digital Realty selected AtlasEdge as its preferred European edge provider and made a strategic minority investment
- Oct 2021 - Zayo, a DBRG portfolio company, collaborating to connect its extensive fiber network with AtlasEdge facilities

DIGITALBRIDGE

Joint Venture Partnership

LIBERTY GLOBAL

- Unlocks growth potential of Liberty's digital real estate holdings
- Liberty provides anchor tenancy to JV and contributes significant operational expertise
- Realign resources to most efficient framework…'highest and best use'

Connectivity Partnerships

DIGITAL REALTY

zayo

- Partner with leading digital infrastructure companies
- Preferred European Edge Partner
- Create seamless, integrated connectivity solutions

Carrier Partnerships…(TBA)

- Extend reach into new geographies
- Unlock value embedded in carrier technical real estate portfolios (akin to Liberty)
- AtlasEdge delivers neutral host, interconnected, scalable, high-speed, standardized edge compute services

DIGITALBRIDGE

21

KEY MANAGEMENT - BUILDING A LEADING TEAM IN PARTNERSHIP WITH LIBERTY GLOBAL

AtlasEdge DATA CENTRES

Josh Joshi, a DigitalBridge operating partner and former CFO of Interxion prior to its sale to Digital Realty for $8 billion, serves as AtlasEdge's Executive Chairman and has quickly built out a top-notch team with 100+ years of combined experience. DigitalBridge was also integral to the recruitment of CEO, Guiliano Di Vitanonio, a noted data industry leader.

AtlasEdge Management Team



Josh Joshi
Executive Chairman
25+ years of industry experience
DBRG Operating Partner
Former CFO of Interxion



Giuliano Di Vitantonio
CEO
25+ years of industry experience
Prior EVP Strategy & Business Digital Realty



Ron Huisman
CFO
20+ years of industry experience
Ex-CFO of various Divisions and Businesses of Liberty Global



Zahl Limbuwala
COO
20+ years of industry experience
Former Exec Director Strategy at CBRE



Mark Sokol
CTO
20+ years of industry experience
Former Senior Director at Google
Founded 3 startup ventures



Dan Thomas
SVP Global Sales
10+ years of industry experience
Former Senior Director at Interxion

Advisor Group



Charlie Bracken
Board Member
EVP and CFO of Liberty Global



Enrique Rodriguez
Board Member
EVP and CTO of Liberty Global



Jon Mauck
Board Member
Senior Managing Director, DBRG



Mike Foust
Senior Advisor at DBRG
Chairman of Databank and Vantage. Founder and former CEO of Digital Realty



Sureel Choksi
Senior Advisor at DBRG
Board Member of Zayo and Scala; President and CEO of Vantage



Raul Martynek
Senior Advisor at DBRG
CEO of DataBank

DIGITALBRIDGE
22

KEY ACQUISITIONS – COLT EUROPEAN DATA CENTRES

AtlasEdge DATA CENTRES

DigitalBridge spearheaded AtlasEdge's first strategic M&A deal, acquiring an attractive multi-country portfolio of 12 data centers across 11 markets in Europe, strengthening AtlasEdge's unique portfolio of distributed data centres that are positioned to support localised or low latency applications

DBRG is a trusted operating partner with an established track record and industry knowhow

Mission Critical Infrastructure

- 12 data centers spanning 11 European markets in 9 countries
- Chosen as the partner to manage facilities hosting Colt's mission critical infrastructure

Stable, Recurring Revenue Profile

- Colt DCS serves as anchor tenant across multiple facilities
- Stable contracted recurring revenue underpinned by long-term customer relationships

Diversified and Attractive Customer Base

- Large existing customer base of national and international customers
- Carrier neutral facilities with access to over 50 on-net carriers driving diversified customer demand colt


Copenhagen
Hamburg
Amsterdam
Berlin
Brussels
London
Zurich
Milan
Paris
Barcelona
Madrid

DIGITALBRIDGE

23

ATLASEDGE – AN ARCHETYPAL DBRG INVESTMENT

AtlasEdge investment aligns with key DigitalBridge thematics, leveraging all aspects of our differentiated business-building strategy

DigitalBridge Strategy	AtlasEdge Alignment
Alignment with secular tailwinds Deploy capital into growing market verticals that naturally support/boost progress	**Growth at the Edge** – 'The Edge' is where 'The Cloud' was 10 years ago, an overused, misunderstood term. 10 years later, 'The Cloud' is very real and investors that prudently allocate to 'The Edge' now will benefit from a rising tide
Building Next-Gen Networks Relentless focus on evolution of networks and building future-ready/proof infrastructure	**Looking ahead 5 years** – AtlasEdge is building a highly-interconnected, scalable and agile network capable of meeting the low-latency, high-throughput demands of emerging mobile/ internet uses cases
Leverage Industry Relationships Proprietary deals and operating expertise spring from a deep network of industry relationships	**Partnerships at the Core** – DigitalBridge, Liberty Global, and senior mgmt. are leveraging their deep network of industry relationships to develop and execute this proprietary strategy, which is very-much built around partnerships
Follow The Logos A core DBRG mantra...stay close to customers, listen, and deliver	**Follow the Data** – Conversations with key DBRG customer relationships shaped the AtlasEdge strategy...as data traffic grows and gravitates to the edge of the network, AtlasEdge's ability to efficiently distribute data is increasingly relevant
Tap the DBRG Value-Add Playbook Built from experience...Strategic Development & Finance, Management Augmentation, M&A Execution	**Entire playbook in use** – Within the first 6 months, DigitalBridge has been active in advancing the strategic development of the organization, supporting the buildout of the management team and executing AtlasEdge's first substantial M&A deal.

DIGITALBRIDGE

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25 4 3Q 2021 KEY TAKEAWAYS

26 KEY TAKEAWAYS – 3Q 2021 CEO 3Q Checklist Secular Tailwinds Around Connectivity – Big Growing TAM The Leading Management Team 25+ years Investing and Operating Digital Assets Converged Vision with Exposure to Entire Digital Ecosystem Finish The Mission (Rotation To Digital) 100% pro forma rotated, ahead of plan • Enhanced Corporate Capitalization • Digital Board • Exceptional focused leadership DBRG is the ‘Partner of Choice’ to institutional capital in the sector DCPII exceeded original target hitting $8.1B Exceeded 2021 Target FEEUM, raising guidance Invest In High Quality Digital DCP II with 8 platform investments already, building actively on a global basis Rapidly transforming and scaling our portfolio companies Fast-growing Digital Infrastructure Platform Highly experienced management building the next great digital infra platform

27 UNVEILING A NEW SIMPLER DBRG DigitalBridge is releasing its 2021 Corporate Overview The dominant player in a secular growth sector managed by the leading management team in the space Unique DigitalBridge architecture gives investors diversified exposure to the Digital Investment Cycle from ‘business-building’ expertise in the Digital IM platform to stable, mature assets in Digital Operating…both generate growing, predictable earnings Published 2021 Corporate Overview  Outlines our Differentiated Approach  How more structural 'at bats' allows us to build deeper relationships with customers that leads to proprietary deals and a 'solutions vs. components'  Highlights the firm’s two high-growth revenue and earnings streams and simple digital algorithms to facilitate analysis

28 5 Q&A SESSION

NON-GAAP RECONCILIATIONS

($ in thousands)	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Digital IM net income (loss)	$ 39,272	$ 15,786	$ 7,663	$ 2,702	$ 3,539	$ 2,424	$ 2,529
Adjustments:							
Interest income	2,250	-	(1)	(1)	(2)	-	(30)
Investment and servicing expense	-	-	32	204	-	-	-
Depreciation and amortization	8,242	6,298	8,912	6,421	10,259	6,605	6,603
Compensation expense—equity-based	4,673	1,837	1,533	655	189	682	589
Compensation expense—carried interest and incentive	31,736	8,266	(33)	994	912	-	
Administrative expenses—straight-line rent	74	50	(2)	(1)	14	16	16
Administrative expenses—placement agent fee	3,069	6,959	59	1,202	-	-	-
Incentive/performance fee income	(1,313)	(4,489)	-	-	-	-	-
Equity method (earnings) losses	(59,196)	(11,203)	195	(6,744)	(6,134)	(277)	(3)
Other (gain) loss, net	(461)	(119)	(165)	(102)	(32)	8	(47)
Income tax (benefit) expense	3,089	2,236	7	(757)	144	(151)	393
Digital IM FRE / Adjusted EBITDA	$ 31,435	$ 25,621	$ 18,200	$ 4,573	$ 8,889	$ 9,307	$ 10,050
DBRG OP share of Digital IM FRE / Adjusted EBITDA	$ 20,736	$ 17,449	$ 11,645	$ 2,051	$ 6,306	$ 9,307	$ 10,050

	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Digital Operating net income (loss) from continuing operations	(71,822)	(10,850)	(64,260)	(53,591)	(38,795)	(21,262)	(18,415)
Adjustments:							
Interest expense	29,839	29,272	31,133	41,815	18,589	8,170	9,402
Income tax (benefit) expense	1,922	(66,788)	(12,268)	(6,967)	(6,091)	(2,673)	(5,730)
Depreciation and amortization	120,458	126,227	122,220	78,554	73,032	28,571	30,031
EBITDAre:	$ 80,397	$ 77,861	$ 76,825	$ 59,811	$ 46,735	$ 12,806	$ 15,288
Straight-line rent expenses and amortization of above- and below-market lease intangibles	482	(98)	(399)	(2,607)	(2,106)	1,837	(338)
Compensation expense—equity-based	308	308	308	728	148	296	-
Installation services	(4,058)	576	880	429	(65)	493	289
Transaction, restructuring & integration costs	4,042	2,999	4,670	1,155	420	1,021	748
Other gain/loss, net	(285)	349	-	200	46	-	-
Digital Operating Adjusted EBITDA	$ 80,886	$ 81,995	$ 82,284	$ 59,716	$ 45,178	$ 16,453	$ 15,987
DBRG OP share of Digital Operating Adjusted EBITDA	$ 13,637	$ 13,776	$ 13,948	$ 9,620	$ 6,914	$ 3,294	$ 3,200

DIGITALBRIDGE

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30 NON-GAAP RECONCILIATIONS ($ in thousands) 3Q21 2Q21 1Q21 4Q20 3Q20 2Q20 1Q20 Net income (loss) attributable to common stockholders $ 41,036 $ (141,260) $ (264,806) $ (140,575) $ (205,784) $ (2,042,790) $ (361,633) Net income (loss) attributable to noncontrolling common interests in Operating Company 4,311 (14,980) (27,896) (15,411) (22,651) (225,057) (39,601) Net income ( loss) attributable to common interests in Operating Company and 45,347 (156,240) (292,702) (155,986) (228,435) (2 ,267,847) (401,234) Adjustments for FFO: Real estate depreciation and amortization 126,494 150,458 184,762 136,245 162,705 131,722 130,523 Impairment of real estate (8,210) 242,903 106,077 31,365 142,767 1,474,262 308,268 Gain from sales of real estate (514) (2,969) (38,102) (26,566) (12,332) 4,919 (7,933) Less: Adjustments attributable to noncontrolling interests in investment entities (95,512) (162,021) (188,496) (79,874) (146,905) (329,601) (82,329) FFO $ 67,605 $ 72,131 $ (228,461) $ (94,816) $ (82,200) $ (986,545) $ (52,705) Additional adjustments for Core FFO: Adjustment to BRSP cash dividend 9,478 (40,165) 55,648 (22,999) (18,207) 328,222 (86,213) Equity-based compensation expense 9,038 11,642 19,299 8,288 7,879 10,152 8,732 Straight-line rent revenue and expense (1,925) (2,309) 17,225 (6,403) (6,281) (5,240) (2,025) Amortization of acquired above- and below-market lease values, net (172) (1,498) 6,005 (1,229) (1,440) (531) (3,519) Debt prepayment penalties and amortization of deferred financing costs and debt premiums and 7,651 10,196 45,627 25,034 4,296 10,080 15,049 Non-real estate fixed asset depreciation, amortization and impairment 13,616 19,996 20,563 4,885 12,754 13,390 13,253 Restructuring and transaction-related charges 19,501 5,174 34,482 21,887 13,044 8,864 15,568 Non-real estate (gains) losses, excluding realized gains or losses within the Digital Other segment 11,319 (151,773) 267,812 193,948 84,995 740,038 85,124 Net unrealized carried interest (27,953) (6,485) 189 (5,734) (5,170) 801 9,230 Preferred share redemption (gain) loss 2,865 - - - - - - Deferred taxes and tax effect on certain of the foregoing adjustments 1,663 (42,536) (17,657) (8,764) (7,917) (3,092) (6,062) Less: Adjustments attributable to noncontrolling interests in investment entities 12,438 146,687 (218,328) (143,262) (38,042) (182,607) 3,017 Less: Core FFO from discontinued operations (123,075) (25,874) (12,391) 4,025 5,579 37,218 (31,128) Core FFO $ 2 ,049 $ (4 ,814) $ (9 ,987) $ (25,140) $ (30,710) $ (29,250) $ (31,679) ($ in thousands) 3Q21 2Q21 1Q21 4Q20 3Q20 2Q20 1Q20 Core FFO $ 2,049 $ (4,814) $ (9,987) $ (25,140) $ (30,710) $ (29,250) $ (31,679) Less: Earnings of equity method investments (5,784) (6,216) (4,440) - - - (13,320) Plus: Preferred dividends 17,456 18,516 18,516 18,516 18,516 18,516 19,474 Plus: Core interest expense 14,160 11,834 12,387 11,972 12,234 12,625 10,393 Plus: Core tax expense (12,638) (8,224) (5,613) (9,974) (5,310) (6,536) 555 Plus: Non pro-rata allocation of income (loss) to NCI 231 223 201 201 (751) - - Plus: Placement fees 2,102 4,767 40 823 - - - Less: Net realized carried interest, incentive fees, and other adjustments to Fee Related Earnings (7) (1,565) 11 140 248 (549) (173) Plus: Digital Operating installation services, transaction, investment and servicing costs 53 856 1,423 1,018 254 (42) 162 Adjusted EBITDA (DBRG OP Share) $ 17,622 $ 15,377 $ 12,538 $ (2 ,444) $ (5 ,519) $ (5 ,236) $ (14,588)

31 IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES This presentation includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including the financial metrics defined below, of which the calculations may from methodologies utilized by other REITs for similar performance measurements, and accordingly, may not be comparable to those of other REITs. Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA): The Company calculates Adjusted EBITDA by adjusting Core FFO to exclude cash interest expense, preferred dividends, tax expense or benefit, earnings from equity method investments, placement fees, realized carried interest and incentive fees and revenues and corresponding costs related to installation services. The Company uses Adjusted EBITDA as a supplemental measure of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. However, because Adjusted EBITDA is calculated before recurring cash charges including interest expense and taxes and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited. FFO, Core FFO and AFFO: The Company calculates funds from operations (FFO) in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) extraordinary items, as defined by GAAP; (ii) gains and losses from sales of depreciable real estate; (iii) impairment write-downs associated with depreciable real estate; (iv) gains and losses from a change in control in connection with interests in depreciable real estate or in-substance real estate, plus (v) real estate-related depreciation and amortization; and (vi) including similar adjustments for equity method investments. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity method investments, as well as equity and debt securities, as applicable. The Company computes core funds from operations (Core FFO) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) equity-based compensation expense; (ii) effects of straight-line rent revenue and expense; (iii) amortization of acquired above- and below-market lease values; (iv) debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts; (v) non-real estate depreciation, amortization and impairment; (vi) restructuring and transaction-related charges; (vii) non-real estate loss (gain), fair value loss (gain) on interest rate and foreign currency hedges, and foreign currency remeasurements except realized gain and loss from the Digital Other segment; (viii) net unrealized carried interest; and (ix) tax effect on certain of the foregoing adjustments. The Company’s Core FFO from its interest in BrightSpire Capital, Inc. (NYSE: BRSP) represented the cash dividends declared in the reported period. The Company excluded results from discontinued operations in its calculation of Core FFO and applied this exclusion to prior periods. The Company computes adjusted funds from operations (AFFO) by adjusting Core FFO for recurring capital expenditures necessary to maintain the operating performance of its properties. The Company uses FFO, Core FFO and AFFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs, and such a measure is useful to investors as it excludes periodic gains and losses from sales of investments that are not representative of its ongoing operations and assesses the Company's ability to meet distribution requirements. The Company also believes that, as widely recognized measures of the performance of REITs, FFO, Core FFO and AFFO will be used by investors as a basis to compare its operating performance and ability to meet distribution requirements with that of other REITs. However, because FFO, Core FFO and AFFO exclude depreciation and amortization and does not capture changes in the value of the Company’s properties that resulted from use or market conditions, which has real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and AFFO as measures of the Company’s performance is limited. FFO, Core FFO and AFFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO, Core FFO and AFFO should be considered only as supplements to GAAP net income as measures of the Company’s performance and to cash flow from operating activities computed in accordance with GAAP. Additionally, Core FFO and AFFO excludes the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance. Digital Operating Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA: The Company calculates EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts, which defines EBITDAre as net income or loss calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. The Company calculates Adjusted EBITDA by adjusting EBITDAre for the effects of straight-line rental income/expense adjustments and amortization of acquired above- and below-market lease adjustments to rental income, revenues and corresponding costs related to the delivery of installation services, equity-based compensation expense, restructuring and transaction related costs, the impact of other impairment charges, gains or losses from sales of undepreciated land, gains or losses from foreign currency remeasurements, and gains or losses on early extinguishment of debt and hedging instruments. The Company uses EBITDAre and Adjusted EBITDA as supplemental measures of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. EBITDAre represents a widely known supplemental measure of performance, EBITDA, but for real estate entities, which we believe is particularly helpful for generalist investors in REITs. EBITDAre depicts the operating performance of a real estate business independent of its capital structure, leverage and noncash items, which allows for comparability across real estate entities with different capital structure, tax rates and depreciation or amortization policies. Additionally, exclusion of gains on disposition and impairment of depreciated real estate, similar to FFO, also provides a reflection of ongoing operating performance and allows for period-over-period comparability. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited. Digital Investment Management Fee Related Earnings (FRE): The Company calculates FRE for its investment management business within the digital segment as base management fees, other service fee income, and other income inclusive of cost reimbursements, less compensation expense excluding equity- based compensation, carried interest and incentive compensation, administrative expenses (excluding fund raising placement agent fee expenses), and other operating expenses related to the investment management business. The Company uses FRE as a supplemental performance measure as it may provide additional insight into the profitability of the overall digital investment management business. Assets Under Management (“AUM”): Assets owned by the Company’s balance sheet and assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. Balance sheet AUM is based on the undepreciated carrying value of digital investments and the impaired carrying value of non digital investments as of the report date. Investment management AUM is based on the cost basis of managed investments as reported by each underlying vehicle as of the report date. AUM further includes uncalled capital commitments, but excludes DBRG OP’s share of non wholly-owned real estate investment management platform’s AUM. The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. DigitalBridge Operating Company, LLC (“DBRG OP”): The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. DBRG OP share excludes noncontrolling interests in investment entities. Fee-Earning Equity Under Management (“FEEUM”): Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Monthly Recurring Revenue (“MRR”): The Company defines MRR as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days.. This presentation includes forward-looking guidance for certain non-GAAP financial measures, of guidance for Adjusted EBITDA or FRE to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that including Adjusted EBITDA and FRE. These measures will differ from net income, determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this presentation. We do not provide guidance for net income, determined in accordance with GAAP, or a reconciliation will be included in net income. In evaluating the information presented throughout this presentation see definitions and reconciliations of non-GAAP financial measures to GAAP measures. For purposes of comparability, historical data in this presentation may include certain adjustments from prior reported data at the historical period.

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